Exhibit 10.67

Land Lease Agreement

Party A: Jianou Lujian Foodstuff Co., Ltd.
Party B: Council of Jixi Village, Yushan Town, Jian’ou

The Parties have entered into the agreement following amicable consultation. The Parties agree as follows:
I. Term:
          The plot that Party intends to lease to Party A is a bamboo groove at Lingkou Village of Yushan Town, covering an area of 41,526 mu, which is collectively owned by the villagers of Lingkou. Party A expresses its intention to the village Council to convert this plot into a bamboo cultivation base in January 2007. Party B agrees to lease the plot to Party B for a term of 30 years, between January 1, 2007 and December 31, 2036.

II. Party A’s obligations and responsibilities:
1.
To safeguard the interests of both Parties and keep the project rolling on, the Parties agree that Party A shall pay Party B RMB 24 million Yuan as a margin, which shall be settled through 4 phases, as follows:

Phase I: RMB 1.6 million Yuan, prior to January 31, 2007;
Phase II: RMB 5.6 million Yuan, prior to January 31, 2008;
Phase III: RMB 8 million Yuan, prior to May 31, 2009; and
Phase IV: RMB 8.8 million Yuan, prior to May 31, 2010.
Party A shall not miss the above-mentioned deadline by more than one month.
2.
Party A shall pay Party B the rent every five years during the term hereof. The rent will be calculated at an incremental rate of 10% for each payment, starting from first payment: RMB 1.8 million Yuan (as agreed, a discounted rate of RMB 700,000 Yuan is given); second payment shall be RMB 1.98 million Yuan (1.8+1.8* 10%); and third payment shall be RMB 2.2 million Yuan (l.98+1.98*10%); and so on.

3.	Party A shall pay the rent prior to February 28 of each year, and shall not delay payment for over a month.
4.	The settlement of margin: The Parties agree that the margin shall be used to offset the rent for the last ten years of the Term.
5.	Party A shall give villager first emptive rights when employment opportunities arise from the base. Party A shall engage its own technical personnel to perform maintenance of the base.
6.	Party A shall be responsible for the harvest of bamboo shoots. During the Term hereof, the ownership of all produce grown in the base shall be vested opon Party.
7.	Upon Party B’s reclaim of the base following termination hereof, the number of bamboo shoots for every mu shall not be less than 120.

II. Party B’s Obligations and Responsibilities:
1.	Party B shall help smooth out the relationship between Party A and the villagers, and help settle the disputes, if any.
2.	Party B shall ensure that Party A does not grow any other produce on the base, or apply fertilizers or pesticides during the term hereof.

3.	Party B shall prevent any theft by the villagers on the base.
4.	During the harvest season of January through April, Party B shall have the obligation to help Party A collecting the harvested bamboo shoots.

III. Breach of Agreement
1.
Party A shall pay the margin and rent as specified, and a delay beyond the aforementioned grace period shall constitute breach hereof, in which case, Party B shall have the right to confiscate the margin and terminate the Agreement.

2.
Party A may notify Party B its intention to terminate the Agreement during the term hereof, but the margin shall not be refundable. But if Party A can find a third Party to assume its responsibilities and obligations hereof without damaging the interest of Party B, the Agreement may be transferred.

3.
Party B shall not terminate the Agreement without any reason during the term hereof or enter into separate agreement with any third party. In case of breach hereof, Party B shall be held liable for a liquidated damage times three of the margin.

IV. Miscellaneous
1.	This Agreement shall be executed in three counterparts and come into force upon execution.
2.	The Parties may enter into separate agreement for matters not mentioned herein.

Party A: Jianou Lujian Foodstuff Co., Ltd.	Party B: Council of Jixi Village, Yushan Town, Jian’ou
Representative: Tang Jinrong	Representative: Zhang Jiafu
Date: December 17, 2006	Date: December 17, 2006

Notarial Certification

(2006) Jian Zheng Zi No. 0891
This is to certify that Tang Jinrong, representative of Jianou Lujian Foodstuff Co., Ltd. and Zhang Jiafu, representative of Xiji Village, Yushan Town, Jian’ou entered into a land lease agreement on December 17, 2006 at this notary office.

Jian’an Notorial Office

Notary: Zhang Jianguang
December 17, 2006